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                                                                    EXHIBIT 99.4



                                      PROXY


                               QLOGIC CORPORATION
                            26600 LAGUNA HILLS DRIVE
                          ALISO VIEJO, CALIFORNIA 92656


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         H.K. Desai and Thomas R. Anderson, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for the undersigned at the Special Meeting of stockholders of QLogic Corporation ("QLogic") to be held on August 1, 2000 at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, and at any adjournment or adjournments thereof, in connection therewith to vote all of the shares of Common Stock of QLogic which the undersigned would be entitled to vote as follows:

         1. A proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 7, 2000, by and among QLogic Corporation, Amino Acquisition Corp., a Minnesota corporation wholly owned by QLogic ("Merger Sub"), and Ancor Communications, Incorporated, a Minnesota corporation ("Ancor"), pursuant to which, among other things, Merger Sub will be merged with and into Ancor (the "Merger"), such that Ancor will become a wholly owned subsidiary of QLogic, and QLogic will issue to each shareholder of Ancor 0.5275 of a share of Common Stock of QLogic in exchange for each issued and outstanding share of Common Stock of Ancor.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

         2. Such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         If this proxy is duly executed and returned, this proxy will be voted, and will be voted in accordance with the instructions specified above. If no instruction is specified, the proxy will be voted FOR Item 1.


                                     Dated:                        , 2000
                                           ------------------------

                                     -------------------------------------------
                                     Signature(s) of Stockholder

                                     This proxy should be signed exactly as your name appears thereon. Joint owners should both sign. If signed by an attorney, executor, guardian or in some other capacity as an officer of a corporation, please add title as such.

         PLEASE COMPLETE, DATE AND SIGN THIS PROXY

         AND RETURN IT IN THE ENCLOSED ENVELOPE.